UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 18, 2019

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former, address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CORT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 18, 2019, we held our annual meeting of stockholders to consider and vote on proposals: 1) to elect five directors to hold office until our 2020 annual meeting of stockholders and until their successors are elected and qualified, and 2) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

A total of 114,825,732 shares of Corcept Therapeutics Incorporated common stock held by stockholders of record at the close of business on April 22, 2019 were entitled to vote at the annual meeting. The total number of shares voted at the annual meeting was 107,553,599. The voting on the two matters is set forth below:

Proposal 1 – Election of Directors. The following directors were elected to serve until our 2020 annual meeting of stockholders and until their successors are elected and qualified.

Director	For	Withheld	Broker Non-Votes
James N. Wilson	65,767,438	14,458,048	27,328,113
G. Leonard Baker, Jr.	68,263,225	11,962,261	27,328,113
Joseph K. Belanoff, M.D.	79,613,894	611,592	27,328,113
David L. Mahoney	76,665,700	3,559,786	27,328,113
Daniel N. Swisher, Jr.	69,033,849	11,191,637	27,328,113

Proposal 2 – To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	106,491,394
Against	1,023,342
Abstain	38,863
Broker Non-Votes	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

By:	/s/ G. Charles Robb
Name: G. Charles Robb
Title: Chief Financial Officer and Secretary

Date: June 19, 2019